Exhibit (h)(ii)(1)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

COHEN & STEERS ETF TRUST

1166 Avenue of the Americas, 30th Floor New

York, New York 10036

September 9, 2025

State Street Bank and Trust Company

1 Iron Street, Boston, MA 02111

Attention:

Re:	Cohen & Steers ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has been duly organized and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency And Service Agreement dated as of November 5, 2024, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Transfer Agent for the new Funds under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, State Street and the undersigned Trust hereby confirm, as of the date hereof, their respective representations and warranties set forth in Sections 3 and 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

COHEN & STEERS ETF TRUST on behalf of:
Cohen & Steers Short Duration Preferred and Income Active ETF,
Cohen & Steers Infrastructure Opportunities Active ETF

By:	/s/ James Giallanza
Name:	James Giallanza
Title:	President and Chief Executive Officer, Duly Authorized

By:	/s/ Albert Laskaj
Name:	Albert Laskaj
Title:	Chief Financial Officer and Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Micheal A. Foutes
Name:	Micheal A. Foutes
Title:	Senior Vice President , Duly Authorized

Effective Date: September 17, 2025

Information Classification: Limited Access

EXHIBIT A

SCHEDULE A

to the Transfer Agency And Service Agreement

dated as of November 5, 2024 by and among Cohen & Steers ETF Trust and State Street Bank and Trust Company,

updated as of September 9, 2025

LIST OF TRUSTS AND PORTFOLIOS

Cohen & Steers ETF Trust

Cohen & Steers Real Estate Active ETF

Cohen & Steers Preferred and Income Opportunities Active ETF

Cohen & Steers Natural Resources Active ETF

Cohen & Steers Short Duration Preferred and Income Active ETF

Cohen & Steers Infrastructure Opportunities Active ETF

Information Classification: Limited Access